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                                                                 Exhibit (10)(w)

                              AMENDED AND RESTATED
                             SUNDSTRAND CORPORATION
                           DEFERRED COMPENSATION PLAN

                          EFFECTIVE DECEMBER 19, 1997


     WHEREAS, effective as of January 1, 1995, Sundstrand Corporation, a Delaware corporation, established the Sundstrand Corporation Deferred Compensation Plan (the "Plan"); and

     WHEREAS, the Plan has heretofore been amended and restated effective as of December 31, 1997, and it is the intention that this amendment and restatement shall be effective as of December 19, 1997, and shall supersede the prior amendment and restatement which was to be effective December 31, 1997; and

     WHEREAS, Effective as of December 31, 1997, the Sundstrand Corporation Supplemental Savings Plan is being terminated and the balances of the accounts for nonqualified deferred contributions and for nonqualified matching contributions are being transferred to the Sundstrand Corporation Deferred Compensation Plan as provided in Appendix A hereto; and

     WHEREAS, certain employees covered under the Sundstrand Corporation Employee Savings Plan, due to various tax provisions limiting deferrals, are not able to fully avail themselves of the Company match on contributions under the Sundstrand Corporation Employee Savings Plan; and

     WHEREAS, Sundstrand Corporation desires to allow the employees referred to in the preceding paragraph the opportunity under this plan to fully avail themselves of the Company's match on contributions; and

     WHEREAS, effective with the Company's Annual Meeting of Stockholders in 1998, nonemployee members of the Company's Board of Directors will be able to defer payment of all or a portion of the annual retainer fee and Board and Committee meeting attendance fees;

     NOW, THEREFORE, effective December 19, 1997, the Sundstrand Corporation Deferred Compensation Plan (the "Plan") is amended and restated to provide as follows (this amendment and


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restatement to supersede the prior amended and restated plan which was to become effective as of December 31, 1997).

                                   ARTICLE I
                         NAME, PURPOSE, AND DEFINITIONS

     Section 1.1.  Name.  This Plan shall be known as the
"Sundstrand Corporation Deferred Compensation Plan."

     Section 1.2.  Purpose.

     (a) To provide Executives the opportunity to temporarily defer a portion of their compensation and/or part or all of a lump sum distribution from the Sundstrand Corporation Supplemental Retirement Plan.

     (b) To retain and attract to the Corporation's employment and the employment of its subsidiaries Executives of outstanding competence.

     (c) To provide a select group of management and/or highly compensated employees of the Corporation covered under the Sundstrand Corporation Employee Savings Plan the opportunity to accumulate deferred compensation which cannot be accumulated under the Sundstrand Corporation Employee Savings Plan because of the limitations on deferrals under Code (defined below) Section 402(g) (the "Deferral Limit"), the limitations on annual additions under Code Section 415 (the "415 Limit"), and the limitations on compensation to be taken into account for tax-qualified pension plan benefits under Code Section 401(a)(17) (the "Pay Cap") and/or because Deferral Contributions (defined below) and Matching Contributions (defined below) which could not be made under the Sundstrand Corporation Employee Savings Plan because of the nondiscrimination rules under Code Sections 401(m)(3) ("ADP [Actual Deferral Percentage] Restrictions") or 401(m)(2) ("ACP [Actual Contribution Percentage] Restrictions"). The Plan is intended to meet the requirements of Section 114 of Title 4, Chapter 4 of United States Code.

     (d) To provide nonemployee Directors of the Company the opportunity to temporarily defer all or a portion of their annual retainer fee and all or a portion of their Board and Committee meeting attendance fees.

     Section 1.3.  Limitations.


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     (a) This Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and is intended to be unfunded for purposes of the Code, and shall be interpreted and administered in a manner consistent with that intent.

     (b) The Executives who participate in this Plan shall be members of a select group of management or highly compensated employees of the Corporation.

     (c) The Directors who participate in this Plan shall be nonemployee members of the Board of Directors of the Corporation.

     Section 1.4. Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings ascribed to them in this Section, unless otherwise specifically defined or unless the context clearly otherwise requires:

     (a) "Account": Those separate accounts established and maintained under the Plan in the name of each Executive or Director, pursuant to the provisions of Article V.

     (b) "Basic Plan":  The Sundstrand Corporation Employee Savings Plan.

     (c) "Beneficiary": The beneficiary or beneficiaries designated by the Executive or Director to receive the amount payable after the death of the Executive or Director, as provided in Section 7.3 hereof.

     (d) "Board":  The Board of Directors of Sundstrand Corporation.

     (e) "Code": The Internal Revenue Code of 1986, as amended and now in effect and as it may be amended from time to time. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     (f) "Committee": The Compensation Committee of the Board of Directors of Sundstrand Corporation.


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     (g) "Compensation":  (i) "Compensation" described at Sections 1.5(b)(i),
(ii) and (iii) of the Basic Plan, plus for any applicable Executive the "Incentive Compensation Award" as used in the Sundstrand Corporation Officer Incentive Plan or as used in the Sundstrand Corporation Management Incentive Plan and (ii) with respect to any Director the annual retainer fee and any Board and Committee meeting attendance fees.

     (h) "Corporation": Sundstrand Corporation, provided that for purposes of determining Executives eligible to participate in this Plan "Corporation" includes both Sundstrand Corporation and any corporation that is a "Related Corporation" as defined in Section 1.29 of the Basic Plan, and any company which is a successor as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

     (i) "Deferral Contribution": (i) Compensation that is earned and which would otherwise be paid to an Executive, which the Executive elects to defer under the Plan, determined without regard to the Deferral Limit, the 415 Limit, the Pay Cap or the ADP Restrictions under the Basic Plan, and which is credited to the Deferred Contribution Account of the Executive pursuant to the provisions of Section 5.1 and (ii) Compensation that is earned and which would otherwise by paid to a Director, which the Director elects to defer under the Plan and which is credited to the Deferred Contribution Account of the Director pursuant to the provisions of Section 5.1.

     (j) "Deferral Election Form": The form whereby an Executive or Director designates the portion of his Compensation and/or part or all of a lump sum distribution from the Sundstrand Corporation Supplemental Retirement Plan to be deferred, as set forth in Section 3.2 of this Plan and on which the Executive or Director makes certain other designations as required. Such form shall be the form from time to time provided by the Corporation for such purpose.

     (k) "Deferred Compensation Account": The account maintained for each Executive and each Director pursuant to Section 5.1 of the Plan.

     (l) "Director": A person who is a nonemployee member of the Board of Directors of the Corporation (collectively the "Directors" and individually a "Director").


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     (m) "EBC":  The Employee Benefit Committee of Sundstrand Corporation.

     (n) "Executive": A person employed by the Corporation who is determined by the Corporation to be a member of a select group of management or highly compensated employees, who is designated by the Corporation to be eligible to participate in the Plan (collectively the "Executives" and individually an "Executive").

     (o) "Matching Contribution": Those contributions by the Corporation to the Basic Plan for a Plan Year on account of the Qualified Deferral Contributions made during that Plan Year for an Executive in the Basic Plan.

     (p) "Nonqualified Matching Contribution": An amount credited to the Nonqualified Matching Contribution Account of an Executive pursuant to the provisions of Sections 4.1 and 5.2.

     (q) "Nonqualified Matching Contribution Account": The account maintained for certain Executives pursuant to Section 5.2 of the Plan.

     (r) "Plan Year":  Any calendar year.

     (s) "Qualified Deferral Contribution": Those contributions by the Corporation to the Basic Plan for a Plan Year on behalf of and on account of the qualified cash or deferral elections within the meaning of Code Section 401(k) made by the Executives in the Basic Plan.

     (t) "Unanticipated Emergency": Severe financial hardship to an Executive or a Director resulting from a sudden and unexpected illness or accident of the Executive or Director or of a dependent of the Executive or Director, loss of the Executive's or Director's property due to casualty, or other similar extraordinary and unanticipated circumstances due to events beyond the control of the Executive or Director.


                                   ARTICLE II
        ADMINISTRATION AND INTERPRETATION OF THE PLAN, NONASSIGNABILITY

     Section 2.1. Interpretation. Except as otherwise provided in the Plan, the Committee shall have full power and discretionary authority to interpret, apply, and administer the


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provisions of this Plan, determine any questions of fact under this Plan, resolve any ambiguities under this Plan, and make all decisions and determinations necessary under this Plan or in connection with its administration, interpretation, and application. Decisions by the Committee shall be final and binding upon all parties.

     Section 2.2. Contractual Nature of Plan. The payment of any amount under this Plan to an Executive or to any Beneficiary thereof shall be made from assets which shall be a part of the general assets of the Corporation. No Executive or Director nor any person having a claim under or through an Executive or Director shall have or acquire any interest in any specific assets by virtue of the provisions of this Plan. Each Executive, each Director and each Beneficiary shall only have the rights of general unsecured creditor of the Corporation. The Plan constitutes a mere promise by the Corporation to make transfers, distributions and/or benefit payments in the future.

     Section 2.3. No Assignment. Neither any Executive's, nor any Director's nor any Beneficiary's interest in this Plan or any rights related thereto shall be subject in any manner to (a) any claims of any creditor of the Executive, Director or Beneficiary, (b) the debts, contracts, liabilities or torts of the Executive, Director or Beneficiary, or (c) voluntary or involuntary transfers to, on behalf of, or on account of, any creditor of the Executive, Director or Beneficiary. No right, expectancy, distribution or payment pursuant to this Plan to the Executive, Director or Beneficiary, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; provided, that the foregoing notwithstanding, any Executive or Director may assign any right, expectancy, distribution or payment under the Plan to any member of his or her immediate family or to a family partnership, family trust or other family entity that benefits one or more members of the Executive's immediate family. If any person or entity attempts to take any action contrary to this Section, such action will have no effect, and the Corporation and the Executive, Director or Beneficiary will disregard the action, will not in any manner be bound by it, and will not incur any liability on account of it or the disregard of it.

     For purposes of this Section the term "immediate family" shall mean an Executive or a Director's spouse, children and


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grandchildren (including stepchildren, adopted children and grandchildren), parents, brothers, sisters (including step- and half-brothers and sisters), and nieces and nephews.


                                  ARTICLE III
                ELIGIBILITY, DEFERRAL ELECTION AND CONTRIBUTIONS

     Section 3.1. Eligibility. Participation shall be limited to Directors and to those Executives who are determined by the Corporation to be eligible to participate in the Plan.

     Section 3.2.  Notification, Participation, and Election.

     (a) Prior to the beginning of a Plan Year, the Corporation shall notify those individuals, if any, who will be eligible Executives or Directors, for the next Plan Year and succeeding Plan Years. After notification, an Executive or Director who desires to participate in the Plan shall, prior to January 1 of the Plan Year, execute a Deferral Election Form, and such other forms and documents as the Corporation may require from time to time, and the Executive or Director shall be bound by all of the terms and provisions thereof. Once made, such election shall be irrevocable with respect to the Plan Year.

     (b) With respect to an Executive who is hired by the Corporation during a Plan Year, the Corporation shall notify the Executive within thirty days of commencement of such employment of his or her eligibility to participate in the Plan. Within ten days after receipt of notification, such an Executive who desires to participate in the Plan shall execute a Deferral Election Form, and such other forms and documents as the Corporation may require from time to time, and the Executive shall be bound by all of the terms and provisions thereof. Once made, such election shall be irrevocable with respect to the Plan Year.

     (c) With respect to a Director whose first term of office as a Director commences during a Plan Year, the Corporation shall notify the Director within ten days of commencement of such term of office of his or her eligibility to participate in the Plan. Within ten days after receipt of notification, such Director, if he or she desires to participate in the Plan shall execute a Deferral Election Form, and such other forms and documents as the Corporation may require from time to time, and the Director shall be bound by all of the terms


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and provisions thereof.  Once made, such election shall be irrevocable with respect to the Plan Year.

     Section 3.3. Deferral Contributions. Deferral Contributions for Executives shall be made through payroll deductions. Deferral Contributions for Directors shall be made by deducting the amount of any deferral from the annual retainer fee and from Board and Committee fees as they become payable. An Executive or Director may change the amount of the Deferral Contribution by delivering to the Corporation prior to the beginning of any Plan Year a new Deferral Election Form, with such change being first effective for Compensation to be earned in that Plan Year. Once made, a Deferral Contribution deduction election shall continue in force indefinitely, until changed by the Executive or Director on a subsequent Deferral Election Form delivered to the Corporation.


                                   ARTICLE IV
               NONQUALIFIED MATCHING CONTRIBUTIONS FOR EXECUTIVES

     Section 4.1. Nonqualified Matching Percentage. The Corporation shall make a Nonqualified Matching Contribution in the amount that is 100% of the lesser of (a) the Executive's combined Qualified Deferral Contribution and Deferral Contribution, or (b) 2% of the Executive's Compensation for the Plan Years 1998 and 1999 and 3% of the Executive's Compensation for the Plan Years following 1999; less the Matching Contribution made in the Plan Year.


                                   ARTICLE V
                                 PLAN ACCOUNTS

     Section 5.1. Deferred Compensation Account. The Corporation shall establish an account to which are credited an Executive's or Director's Deferral Contributions, plus any interest accrued with respect to such contributions.

     Section 5.2. Nonqualified Matching Contribution Account for Executives. The Corporation shall establish an account to which are credited an Executive's Matching Contributions, plus any interest accrued with respect to such contributions.


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                                   ARTICLE VI
                                    VESTING

     Section 6.1. Deferral Contributions. Executives and Directors shall be one hundred percent (100%) vested in their respective Deferred Compensation Accounts.

     Section 6.2. Nonqualified Matching Contributions for Executives. An Executive shall have the same vesting percentage in his or her Nonqualified Matching Contribution Account as in such Executive's Matching Contribution account under the Basic Plan


                                  ARTICLE VII
 CREDITING OF INTEREST, PAYMENT OF DEFERRED AMOUNTS AND BENEFICIARY DESIGNATION

     Section 7.1. Crediting of Interest to Accounts. Each account maintained for an Executive or a Director will have two interest components, as follows:
"Interest Component A" which will be calculated at 100% of the Moody Average (as defined below), and "Interest Component B" which will be calculated at 30% of the Moody Average.

Distributions to Executives who have reached age 55, become disabled, or die shall include both Interest Components. Distributions to Executives who are actively employed by the Corporation and have not attained age 55 shall include only Interest Component A, with Interest Component B being paid to such participants upon their attainment of age 55, disability or death if then employed by the Corporation, or forfeited if they do not attain age 55 while so employed.

Distributions to Directors shall always include both Interest Components.

Irrespective of the Plan Year in which any deferrals are made, interest will accrue at the same rate in any given Plan Year for current and past deferrals. Interest shall be compounded annually.

For purposes of the Plan, the "Moody Average" means the average rate under the Moody's Long-Term Corporate Bond Yield Averages for the 12-month period ending on the last business day in


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                                                                EXHIBIT (10)(W)



September of the Plan Year preceding the year in which such rate shall be used.

     Section 7.2. Payment of Deferred Amounts. In the year prior to the elected distribution date, the Executive or Director must complete the Compensation Payment Election Form to indicate the desired payment option or to elect to redefer payment. (The redeferral option is available only to Executives who at such time are active employees and only to Directors who at such time are sitting members of the Board.) Unless otherwise provided by action authorized in Section 9.1 hereof, or as otherwise provided pursuant to the terms of this Plan, the Corporation shall pay an amount in accordance with the payment option specified on the Executive's or Director's Compensation Payment Election Form. Payments will be made in January of the specified distribution year and will be in one or more annual payments over a period not to exceed ten years. After the Corporation has paid an amount equal to the Executive's or Director's Deferred Compensation Account, the Corporation shall have no further obligation under this Plan. In the event the Executive leaves the Corporation or the Director ceases to be an active Board member before the specified distribution year, payment will be made as indicated on the appropriate Deferral Election Form. In all cases, appropriate taxes on the deferral payments are the responsibility of the payee.

     Section 7.3. Beneficiary. Executives and Directors may designate a Beneficiary, to receive the amounts as provided herein after the Executive's or Director's death, by delivering to the Corporation a written designation on the form provided by the Corporation for such purpose. In the event of Executive's or Director's death prior to receipt of payment as provided in Section 7.2 hereof, the Corporation shall pay such amount to the Beneficiary or, absent such designation, to the Executive's or Director's estate as applicable. Payment will be made in January in the year or years following death according to the payment option selected by the Executive or Director; provided, however, that the Beneficiary may, prior to January 1 of the year in which payment to such Beneficiary commences, make an alternative election on a Compensation Payment Election Form.

     Section 7.4. Payment Upon Hardship. In the event of a hardship of the Executive or of a Director, the Executive or Director may apply to the Corporation for the distribution of all or any part of his or her accounts. Withdrawals of amounts because of an unanticipated emergency must only be permitted to


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the extent reasonably needed to satisfy the hardship need after cessation of deferrals under the Plan. Whether a hardship distribution is allowed shall be determined by the Corporation in the same manner, and under the same terms and conditions, as under the Basic Plan. Upon a finding of hardship, the Corporation shall make the appropriate distribution to the Executive or Director.

     Section 7.5. Change of Control. In the event of a "Change of Control" (as defined in the Sundstrand Corporation Management Stock Performance Plan),
(i) if termination of an Executive's employment occurs within 12 months after such Change in Control, the affected Executive will receive payment of his or her account balances at the time of his or her termination of employment, or
(ii) if a Director ceases to be a Director of the Corporation or of the entity acquiring control of the Corporation, the affected Director will receive payment of his or her account balance at the time he or she cases to be a Director of the Corporation or of the entity acquiring control of the Corporation.

     Section 7.6. Withdrawal. An Executive or a Director may, in his or her discretion, withdraw all of his or her account balances at any time provided that:

     a) if the Executive is then employed by the Corporation or the Director is a current member of the Board, 6% of the amount withdrawn shall be forfeited to the Corporation and the Executive or Director may not again become a participant in the Plan prior to the one-year anniversary date of such withdrawal; and

     b) if the Executive is no longer employed by the Corporation or the Director has ceased being a member of the Board, 6% of the amount withdrawn shall be forfeited to the Corporation.

     Section 7.7. Early Payment. Early payment of an Executive's account balances may be permitted under such other circumstances as are determined by the EBC to warrant such early payment.


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                                  ARTICLE VIII
                       AMENDMENT AND TERMINATION OF PLAN

     Section 8.1. Amendment and Termination of the Plan. At any time and from time to time, by action of either the Board or by the Compensation Committee of the Board, the Corporation shall have the right to (a) amend this Plan in any respect, (b) replace this Plan with another deferred compensation arrangement or (c) terminate this Plan, in each such case subject to the Executive's or Director's rights at such time pursuant to the applicable Deferral Election Form and this Plan.


                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1. Additional Information and Cooperation. Each Executive and Director shall furnish to the Corporation such documents or other information as is necessary or desirable for the purpose of this Plan, and it shall be a condition of participation in this Plan that each Executive or Director furnish such information promptly and sign such documents as the Corporation may require before any benefit becomes payable under this Plan. An Executive or a Director on the one hand and the Corporation on the other will take such actions as are necessary and appropriate to carry out the provisions of this Plan, with the intention of establishing a deferred compensation arrangement between the Executive and the Corporation or the Director and the Corporation, as applicable.

     Section 9.2. Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified or registered mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     Section 9.3. No Guarantee of Employment for an Executive. Neither this Plan nor any action taken hereunder shall be construed as a contract of employment between the Corporation and the Executive, to be a consideration for, or an inducement or condition of, the employment of the Executive, or as giving the Executive any rights to be retained in the employ of the

Corporation, or to interfere with the right of the Corporation to discharge the Executive at any time.

     Section 9.4. Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     Section 9.5. Fees and Expenses. All fees and expenses incurred in the administration and operation of the Plan shall be borne by the Corporation.

     Section 9.6. Claims Procedure. The claims procedure under the Plan is as follows:

     (a) Any Executive, Director or Beneficiary, or the duly authorized representative of an Executive, Director or Beneficiary, may file with the Corporation's Corporate Manager, Human Resources (the "Manager"), or such other party as the EBC may designate, a claim for a Plan benefit. Such a claim must be in writing and delivered to the Manager. Within 90 days of receipt thereof, the Manager shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Manager shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. A claim denial shall be written in a manner calculated to be understood by the claimant, shall state the specific reason or reasons for the denial, shall reference the pertinent part of the Plan upon which the denial is based, shall contain a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary, and shall explain the Plan's appeal procedure. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise the right of appeal stated in subsection (b) of this Section.

     (b) Within 60 days after receipt by the claimant of notification of the denial of a claim, the claimant or the claimant's representative may request the EBC's review of the Manager's claim denial by written application made to the EBC's Secretary, who will cause the appeal request to be placed upon the agenda for the EBC's next scheduled meeting. If the request for appeal is filed within 30 days preceding the date of such meeting, a decision will be made by no later than the date of the second meeting following the Secretary's receipt of the appeal request. If special circumstances require a further extension of time, claimant shall be so notified and the decision shall be rendered not later than the third meeting of the EBC following the Plan's receipt of the appeal request. The decision on appeal shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

     Section 9.7. Gender and Number. For purposes of this Plan document, the masculine pronouns shall be construed to include the feminine, the feminine shall be construed to include the masculine, the singular to include the plural, and the plural to include the singular.

     Section 9.8. Applicable Law. This Plan and all rights hereunder shall be construed, regulated, and administered under the laws of the State of Illinois (without regard to its conflict of law rules).